Exhibit 10.1

Execution Version

COLLATERAL TRUST AGREEMENT

dated as of April 30, 2012

among

VIASYSTEMS, INC.,

THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee under the Indenture,

THE OTHER PARITY LIEN REPRESENTATIVES

FROM TIME TO TIME PARTY HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Trustee

i

EXHIBIT A – Form of Collateral Trust Joinder—Additional Parity Lien Obligations

EXHIBIT B – Form of Collateral Trust Joinder—Additional Grantors

ii

COLLATERAL TRUST AGREEMENT

This COLLATERAL TRUST AGREEMENT, dated as of April 30, 2012 (this “Agreement”), is entered into by and among Viasystems, Inc. a Delaware corporation (the “Company”), the direct or indirect subsidiaries of the Company listed in the signature pages hereto (collectively, the “Guarantors”), each Additional Grantor (together with the Company and the Guarantors, the “Grantors”, and each, a “Grantor”), Wilmington Trust, National Association, as trustee (in such capacity, together with its successors and assigns in such capacity, the “Notes Trustee”) under the Indenture referred to below, the other Parity Lien Representatives from time to time party hereto, and Wilmington Trust, National Association, as collateral trustee (in such capacity, together with its successors and assigns in such capacity, the “Collateral Trustee”) for the Secured Parties.

RECITALS

The Company intends to issue 7.875% senior secured notes due 2019 (together with any additional notes issued under the Indenture, the “Notes”) in an aggregate principal amount of $550.0 million pursuant to an Indenture, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Indenture”), among the Company, the other Grantors party thereto from time to time and the Notes Trustee.

The Company and the Guarantors intend to secure permitted Priority Lien Obligations on a first priority basis and, subject to such priority, intend to secure the Obligations under the Indenture and the other Note Documents and any future Parity Lien Obligations, with Liens on all current and future Collateral to the extent that such Liens have been provided for in the applicable Parity Lien Security Documents.

This Agreement sets forth the terms on which each Secured Party has appointed (or will appoint) the Collateral Trustee to act as the collateral trustee for the current and future Secured Parties to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Parity Lien Security Documents (subject to, at any time when any Priority Lien Debt is outstanding, the provisions of the Intercreditor Agreement), and to enforce the Parity Lien Security Documents and (if applicable) the Intercreditor Agreement and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.

Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.

AGREEMENT

In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

SECTION 1.1 Defined Terms.

The following terms will have the following meanings:

“Act of Required Debtholders” means, as to any matter at any time, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Parity Lien Obligations constituting Required Debtholders, accompanied (if requested by the Collateral Trustee) by an indemnity or security satisfactory to the Collateral Trustee sufficient to protect it against any and all costs, losses, liabilities and expenses that may be incurred by it by reason of taking or continuing to take such direction.

“Additional Grantor” has the meaning assigned to such term in Section 7.19.

“Additional Parity Lien Debt” has the meaning assigned to such term in Section 3.8(b)(i).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agreement” has the meaning assigned to such term in the preamble.

“Banking Product Obligations” means, with respect to the Company or any other Grantor, any obligations of the Company or such other Grantor owed to any Person in respect of treasury management services (including, without limitation, services in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depositary, information reporting, lock box and stop payment services), commercial credit card and merchant card services, stored value card services, other cash management services, or lock box leases and other banking products or services related to any of the foregoing.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time, and any successor statute.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Cash Equivalents” means:

United States dollars;

(i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(ii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Thomson Bank Watch Rating of “B” or better;

(iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(iv) commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and, in each case, maturing within one year after the date of acquisition;

(v) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition;

(vi) currency other than United States dollars held from time to time in the ordinary course of business;

(vii) securities issued or directly and fully guaranteed by a sovereign nation or any agency thereof (provided that the full faith and credit of such sovereign nation is pledged in support thereof) in which the Company and/or its Restricted Subsidiaries (as defined in the Indenture) are conducting business having maturities of not more than one year from the date of acquisition; and

(viii) investments of the type and maturity described in clauses (3) through (5) of this definition of foreign obligors, which investments or obligors satisfy the requirements and have ratings described in such clauses.

“Collateral” means all properties and assets (other than the Escrow Collateral, the Escrow Agreement and any interest therein) of the Company and the other Grantors now owned or hereafter acquired in which Liens have been granted to the Collateral Trustee to secure the Parity Lien Obligations, and shall exclude any properties and assets in which the Collateral Trustee is required to release its Liens pursuant to Section 3.2; provided that, if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of the Company or any other Grantor, such assets or properties will cease to be excluded from the Collateral if the Company or any other Grantor thereafter acquires or reacquires such assets or properties. For the avoidance of doubt, the parties hereto acknowledge and agree that Escrow Collateral shall not constitute Collateral.

“Collateral Trustee” has the meaning assigned to such term in the preamble.

“Collateral Trust Joinder” means (a) with respect to the provisions of this Agreement relating to any Additional Parity Lien Debt or Parity Lien Obligations of the type described in clauses (a) and (b) of the definition thereof, an agreement substantially in the form of Exhibit A and (b) with respect to the provisions of this Agreement relating to the addition of additional Grantors, an agreement substantially in the form of Exhibit B.

“Company” has the meaning assigned to such term in the preamble.

“Covenant Defeasance” has the meaning assigned to such term in the Indenture.

“Credit Agreement” means the Loan and Security Agreement dated as of February 16, 2010 (as amended, amended and restated, replaced, extended, renewed, refinanced, supplemented or otherwise modified from time to time), among Viasystems Technologies Corp, L.L.C., a Delaware limited liability company, Viasystems Corporation (f/k/a Merix Corporation), an Oregon corporation, as Borrowers (as defined therein), each of the Guarantors (as defined therein) party thereto from time to time, each of the Lenders (as defined therein) party thereto from time to time and Wells Fargo Capital Finance, LLC, successor by merger to Wachovia Capital Finance Corporation (New England), in its capacity as Agent (as defined therein).

“Discharge of Parity Lien Obligations” means the occurrence of all of the following:

(a) termination or expiration of all commitments to extend credit that would constitute Parity Lien Debt;

(b) payment in full in cash of the principal of and interest and premium (if any) on all Parity Lien Debt (other than any undrawn letters of credit);

(c) discharge or cash collateralization (at the lower of (i) 105% of the aggregate undrawn amount and (ii) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit constituting Parity Lien Debt; and

(d) payment in full in cash of all other Parity Lien Obligations that are outstanding and unpaid at the time the Parity Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Escrow Agreement” means the Escrow and Security Agreement, dated as of the date hereof, among Wilmington Trust, National Association, in its capacities as Escrow Agent (as defined therein) and as Trustee (as defined therein), and the Company.

“Escrow Collateral” has the meaning assigned to such term in the Escrow Agreement.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

“Grantor” and “Grantors” have the respective meanings assigned to such terms in the preamble.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” has the meaning assigned to such term in the preamble.

“Hedge Agreement” means any agreement evidencing Hedging Obligations.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(b) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(c) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by or issued in exchange for bonds (other than performance bonds), notes, debentures or similar instruments (or reimbursement agreements in respect thereof);

(c) in respect of banker’s acceptances;

(d) representing Capital Lease Obligations;

(e) in respect of letters of credit or other similar instruments (or reimbursement agreements in respect thereof) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a), (b) and (d)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(f) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(g) representing any Hedging Obligations;

in each case, if and to the extent any of the preceding items described in clauses (a) through (g) (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture or any other Second Lien Document as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indemnified Liabilities” means any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement, the Intercreditor Agreement or any of the Parity Lien Security Documents, including any of the foregoing relating to the use of proceeds of any Parity Lien Debt or the violation of, noncompliance with or liability under, any law applicable to or enforceable against the Company, any other Grantor or any of their respective subsidiaries or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

“Indemnitee” has the meaning assigned to such term in Section 7.10(a).

“Indenture” has the meaning assigned to such term in the recitals.

“Insolvency or Liquidation Proceeding” means:

(a) any case commenced by or against the Company or any other Grantor under the Bankruptcy Code, or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency unless otherwise unless otherwise permitted by the Parity Lien Documents;

(c) any proceeding seeking the appointment of a trustee, receiver, liquidator, custodian or other insolvency official with respect to the Company or any other Grantor or any of their respective assets;

(d) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims; or

(e) any analogous procedure or step in any jurisdiction.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, among the Company, the other Grantors (as defined therein) party thereto from time to time, Wells Fargo Capital Finance, LLC, successor by merger to Wachovia Capital Finance Corporation (New England), in its capacity as the First Lien Collateral Agent (as defined therein) for the First Lien Claimholders (as defined therein) and Wilmington Trust, National Association, in its capacity as the Collateral Trustee (as defined therein) for the Second Lien Claimholders (as defined therein), as amended, supplemented, modified, restated, renewed or replaced (whether upon or after termination or otherwise), in whole or in part from time to time, in accordance with the terms of Section 7.1 and the Intercreditor Agreement.

“Legal Defeasance” has the meaning assigned to such term in the Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement (but not a consignment in the ordinary course of business), any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Lien Sharing and Priority Confirmation” means, as to any Series of Parity Lien Debt, the written agreement of the holders of such Series of Parity Lien Debt, for the benefit of all present and future holders of Parity Lien Obligations:

(a) that all Parity Lien Obligations will be and are secured equally and ratably by all Liens at any time granted by the Company or any other Grantor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting Collateral, and that all such Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;

(b) that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of this Agreement and (if applicable) the Intercreditor Agreement, including the provisions relating to the ranking of Liens and the order of application of proceeds from enforcement of Liens; and

(c) consenting to the terms of this Agreement and (if applicable) the Intercreditor Agreement and the Collateral Trustee’s performance of, and directing the Collateral Trustee to perform, its obligations under this Agreement and (if applicable) the Intercreditor Agreement.

“Note Documents” means, collectively, the Indenture, the Notes, the Note Guarantees, the Parity Lien Security Documents and each of the other agreements, documents and instruments providing for or evidencing any Note Obligation, any other document or instrument executed or delivered at any time in connection with any Note Obligation, including pursuant to the Parity Lien Security Documents, and any intercreditor or joinder agreement among holders of Note Obligations (or binding upon one or more of them through their representatives), to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time.

“Note Guarantees” has the meaning assigned to such term in the Indenture.

“Note Obligations” means the Notes issued under the Indenture and all Obligations in respect thereof.

“Notes” has the meaning assigned to such term in the recitals.

“Notes Trustee” has the meaning assigned to such term in the recitals.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in any indenture, credit agreement or other similar agreement, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), penalties, premium (if any), fees, indemnifications, reimbursements, expenses, damages and other liabilities or obligations payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Senior Vice President, any Vice President or any Assistant Vice President of such Person.

“Officers’ Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, including:

(a) a statement that the Person making such certificate has read such covenant or condition and understands the provisions and the definitions relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

“Parity Lien Debt” means:

(a) the Notes issued under the Indenture; and

(b) other Indebtedness (including letters of credit and reimbursement obligations with respect thereto, but excluding Hedging Obligations) of the Company that is secured equally and ratably with the Notes and that was permitted to be incurred and so secured under the Indenture and each other applicable Parity Lien Document; provided, in the case of any Indebtedness referred to in this clause (b), that:

(i) on or before the date on which such Indebtedness is incurred by the Company, such Indebtedness is designated by the Company, in an Officers’ Certificate delivered to the Notes Trustee, each other Parity Lien Representative and the Collateral Trustee, as “Parity Lien Debt” for the purposes of the Parity Lien Documents and in which the Company certifies that such Parity Lien Debt was permitted to be incurred and so secured under the Indenture and each other applicable Parity Lien Document; provided that no Indebtedness may be designated as, or otherwise constitute, both Priority Lien Debt and Parity Lien Debt;

(ii) the Company has delivered a Collateral Trust Joinder that includes a Lien Sharing and Priority Confirmation, duly executed by the representative of the holders of such Indebtedness; and

(iii) all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (iii) will be conclusively established if the Company delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Parity Lien Debt”).

“Parity Lien Debt Default” means the occurrence of any of the following:

(a) an “Event of Default” under and as defined in the Indenture; or

(b) any event or condition which, under the terms of any indenture, credit agreement or other similar agreement governing any other Series of Parity Lien Debt, causes, or permits holders of Parity Lien Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Parity Lien Debt outstanding thereunder to become immediately due and payable.

“Parity Lien Documents” means, collectively, the Note Documents and any additional indenture, credit agreement or other similar agreement governing each Series of Parity Lien Debt and any document granting a Lien in favor of such Parity Lien Debt, including, without limitation, the Parity Lien Security Documents, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time.

“Parity Lien Obligations” means Parity Lien Debt and all related Obligations, together with (a) Banking Product Obligations of any Grantor relating to services provided to any Grantor that are secured, or intended to be secured, by the Parity Lien Security Documents if the provider of such Banking Product Obligations has delivered a Collateral Trust Joinder countersigned by the Company that includes a Lien Sharing and Priority Confirmation and a designation by the Company of such Banking Product Obligations as “Parity Lien Obligations” for the purposes of the Parity Lien Documents, and (b) Hedging Obligations (and any Guarantees of such Hedging Obligations) that are secured, or intended to be secured, under the Parity Lien Security Documents if the provider of such Hedging Obligations has delivered a Collateral Trust Joinder countersigned by the Company that includes a Lien Sharing and Priority Confirmation and a designation by the Company of such Hedging Obligations as “Parity Lien Obligations” for the purposes of the Parity Lien Documents; provided that no Banking Product Obligations and no Hedging Obligations may be designated as, or otherwise constitute, both Priority Lien Obligations and Parity Lien Obligations.

“Parity Lien Representative” means (a) in the case of the Notes, the Notes Trustee, or (b) in the case of any other Series of Parity Lien Debt, any agent or trustee for or other representative of the lenders or holders of Obligations, as applicable, under such Series of Parity Lien Debt, who (i) maintains the transfer register for such Series of Parity Lien Debt and is appointed as a representative of such Series of Parity Lien Debt (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other similar agreement governing such Series of Parity Lien Debt, together with its successors and permitted assigns, and (ii) has executed a Collateral Trust Joinder.

“Parity Lien Security Documents” means, collectively, this Agreement, the Security Agreement, each Collateral Trust Joinder (including each Lien Sharing and Priority Confirmation contained therein) and all security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by the Company or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of any Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1. For the avoidance of doubt, the parties hereto acknowledge and agree that the Escrow Agreement is not a Parity Lien Security Document.

“Permitted Liens” has the meaning assigned to such term in the Indenture.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Priority Lien Collateral Agent” means the Person, if any, party to the Intercreditor Agreement in the capacity of “First Lien Collateral Agent”, together with its successors and permitted assigns.

“Priority Lien Debt” means:

(a) Indebtedness under the Credit Agreement; and

(b) other Indebtedness (including letters of credit and reimbursement obligations with respect thereto) incurred by the Company or any of the other Grantors secured by a Lien on Collateral that is senior in priority to the Liens on such Collateral granted to the Collateral Trustee pursuant to the Parity Lien Security Documents, which Indebtedness was permitted to be incurred and so secured under the Indenture and each other applicable Parity Lien Document; provided that on or before the date on which such Indebtedness is incurred by the Company or any such other Grantor:

(i) such Indebtedness is designated by the Company, in an Officers’ Certificate delivered to each Parity Lien Representative and the Collateral Trustee, as “Priority Lien Debt” for the purposes of the Parity Lien Documents; provided that no Indebtedness may be designated as, or otherwise constitute, both Priority Lien Debt and Parity Lien Debt; and

(ii) the collateral agent or other representative with respect to such Indebtedness (together with the Collateral Trustee, the Company and each other applicable Grantor) has duly executed and delivered an Intercreditor Agreement as Priority Lien Collateral Agent (or, if the Intercreditor Agreement is then in effect, an Intercreditor Agreement Joinder (as defined therein)).

“Priority Lien Obligations” means Priority Lien Debt and all related Obligations, together with (a) Banking Product Obligations of any Grantor relating to services provided to any Grantor that are secured, or intended to be secured, on a pari passu basis with Priority Lien Debt pursuant to a Lien granted in favor of the Priority Lien Collateral Agent under the “First Lien Credit Agreement” or the “First Lien Collateral Documents” (as such terms are defined in the Intercreditor Agreement) and (b) Hedging Obligations (and any Guarantees of such Hedging Obligations) that by the terms of the “First Lien Documents” (as defined in the Intercreditor Agreement) are secured, or intended to be secured, on an equal and ratable basis with Priority Lien Debt.

“Required Debtholders” means, at any time, holders of Parity Lien Obligations owed or holding more than 50% of the aggregate sum of, without duplication: (a) the aggregate outstanding principal amount of Parity Lien Debt (including the face amount of outstanding letters of credit whether or not then available or undrawn) and (b) the aggregate unfunded commitments to extend credit that, when funded, would constitute Parity Lien Debt; provided, however, that after (i) the termination or expiration of all commitments to extend credit that would constitute Parity Lien Debt, (ii) the payment in full in cash of the principal of and interest and premium (if any) on all Parity Lien Debt (other than any undrawn letters of credit), (iii) the discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Documents) of all outstanding letters of credit constituting Parity Lien Debt, and (iv) the payment in full in cash of all other Parity Lien Obligations other than any Parity Lien Obligations consisting of Hedging Obligations and Banking Product Obligations, the term “Required Debtholders” will mean the holders of more than 50% of the sum of the aggregate “settlement amount” (or similar term) (as defined in the applicable Hedge Agreement relating to Parity Lien Obligations consisting of a Hedging Obligation) or, with respect to any such Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (including any termination payments then due) under such Hedge Agreement, under all Hedge Agreements relating to Parity Lien Obligations consisting of Hedging Obligations; provided that the “settlement amount” (or similar term) as of the last Business Day of the month preceding any date of determination shall be calculated by the appropriate swap counterparties and reported to the Collateral Trustee upon request; provided, further, that any Hedging Obligation with a “settlement amount” (or similar term) that is a negative number shall be disregarded for purposes of all calculations required by the term “Required Debtholders”. For purposes of this definition, (A) votes will be determined in accordance with the provisions of Section 7.2 and (B) any Parity Lien Debt registered in the name of, or owned or held by the Company, any other Grantor or any of their respective Affiliates will be deemed not to be outstanding to the extent known by the applicable Parity Lien Representative or the Collateral Trustee.

“Secured Parties” means, at any relevant time, the holders of Parity Lien Obligations at that time, including, without limitation, the Collateral Trustee, the Notes Trustee, each other Parity Lien Representative and the holders of Notes.

“Security Agreement” means the Pledge and Security Agreement, dated as of the date hereof, among the Company, the Guarantors, the other Grantors from time to time party thereto and the Collateral Trustee, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.

“Series of Parity Lien Debt” means, severally, the Notes and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

“Trust” has the meaning assigned to such term in Section 2.1.

“Trust Estate” has the meaning assigned to such term in Section 2.1.

“UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

SECTION 1.2 Rules of Interpretation.

(a) All terms used in this Agreement that are defined in Article 1, 8 or 9, as the case may be, of the UCC and not otherwise defined herein have the meanings assigned to them in Article 1, 8 or 9, as the case may be, of the UCC.

(b) Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(c) The use in this Agreement or any of the other Parity Lien Security Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The definitions set forth herein shall apply equally to both the singular and plural forms of the terms defined.

(d) References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” will be to Exhibits to this Agreement unless otherwise specifically provided.

(e) Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Indenture (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Indenture (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (i) made in accordance with the Indenture and (ii) approved by an Act of the Required Debtholders in a writing delivered to each Parity Lien Representative and the Collateral Trustee. Notwithstanding the foregoing, whenever any term used in this Agreement is defined or otherwise incorporated by reference to the Indenture, such reference shall be deemed to have the same effect as if such definition or term had been set forth herein in full and such term shall continue to have the meaning established pursuant to the Indenture notwithstanding the termination or expiration of the Indenture or redemption of all Obligations evidenced thereby.

(f) This Agreement and the other Parity Lien Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Parity Lien Security Documents.

(g) In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Parity Lien Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Parity Lien Security Document.

ARTICLE 2. THE TRUST ESTATE

SECTION 2.1 Declaration of Trust.

To secure the payment and performance of the Parity Lien Obligations and in consideration of the mutual agreements set forth in this Agreement, the Company and each other Grantor hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future Secured Parties, all of the Company’s or such other Grantor’s right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Parity Lien Security Document for the benefit of the Secured Parties, together with all of the Collateral Trustee’s right, title and interest in, to and under the Parity Lien Security Documents and (if applicable) under the Intercreditor Agreement, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Trust Estate”).

The Collateral Trustee and its successors and assigns under this Agreement will hold the Trust Estate in trust for the benefit solely and exclusively of all present and future Secured Parties as security for the payment of all present and future Parity Lien Obligations (the “Trust”).

Notwithstanding the foregoing, if at any time:

(a) all Liens securing the Parity Lien Obligations have been released as provided in Section 4.1;

(b) the Collateral Trustee holds no other property in trust as part of the Trust Estate;

(c) Discharge of Parity Lien Obligations has occurred; and

(d) the Company delivers to the Collateral Trustee an Officers’ Certificate stating that all Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Parity Lien Documents and that the Company and the other Grantors are not required by any Parity Lien Document to grant any Lien upon any property, then the Trust arising hereunder will terminate, except that all provisions set forth in Sections 7.9 and 7.10 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

SECTION 2.2 Acknowledgment of Security Interest; Collateral Shared Equally and Ratably.

(a) Each of the Notes Trustee, for itself and on behalf of each holder of Notes, and each other Parity Lien Representative, for itself and on behalf of each holder of Parity Lien Debt represented by it, acknowledges and agrees that, pursuant to the Parity Lien Security Documents, each of the Grantors has granted to the Collateral Trustee, for the benefit of the Secured Parties, a security interest in all such Grantor’s rights, title and interest in, to and under the Collateral to secure the payment and performance of all present and future Parity Lien Obligations. Each of the Notes Trustee, for itself and on behalf of each holder of Notes, and each other Parity Lien Representative, for itself and on behalf of each holder of Parity Lien Debt represented by it, acknowledges and agrees that, pursuant to the Parity Lien Security Documents, the aforementioned security interest granted to the Collateral Trustee, for the benefit of the Secured Parties, shall for all purposes and at all times secure the Note Obligations and all other Parity Lien Obligations (if any) on an equal and ratable basis.

(b) The Collateral Trustee and its successors and assigns under this Agreement will act for the benefit solely and exclusively of all present and future Secured Parties and will hold the Collateral and the Liens thereon as security for the payment and performance of all present and future Parity Lien Obligations, in each case, under terms and conditions of this Agreement, (if applicable) the Intercreditor Agreement and the Parity Lien Security Documents.

ARTICLE 3. OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

SECTION 3.1 Undertaking of the Collateral Trustee.

(a) Each Secured Party (acting through the Notes Trustee or its applicable Parity Lien Representative, as applicable) hereby appoints the Collateral Trustee to serve as collateral trustee hereunder on the terms and conditions set forth herein. Subject to, and in accordance with, this Agreement, including without limitation Section 5.3, and (if applicable) the Intercreditor Agreement, the Collateral Trustee will, as collateral trustee, for the benefit solely and exclusively of the present and future Secured Parties:

(i) accept, enter into, hold, maintain, administer and enforce the Intercreditor Agreement (if applicable) and all Parity Lien Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the Intercreditor Agreement (if applicable) and the Parity Lien Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Intercreditor Agreement (if applicable) and the Parity Lien Security Documents;

(ii) upon the occurrence of a Parity Lien Debt Default or as directed by an Act of Required Debtholders, take all lawful and commercially reasonable actions permitted under the Intercreditor Agreement (if applicable) and the Parity Lien Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(iii) deliver and receive notices pursuant to the Intercreditor Agreement (if applicable) and the Parity Lien Security Documents;

(iv) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Parity Lien Security Documents and its other interests, rights, powers and remedies, in each case, as directed by an Act of Required Debtholders;

(v) remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Parity Lien Security Documents or any of its other interests, rights, powers or remedies;

(vi) execute and deliver amendments to the Parity Lien Security Documents as from time to time authorized pursuant to Section 7.1, accompanied by an Officers’ Certificate delivered pursuant to, and in accordance with, Section 7.1;

(vii) release any Lien granted to it by any Parity Lien Security Document upon any Collateral if and as required by Section 4.1; and

(viii) enter into the Intercreditor Agreement, and thereafter perform its obligations and protect, exercise and enforce its interest, rights, powers and remedies thereunder.

(b) Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Parity Lien Obligations, which it shall be permitted, but shall be under no obligation, to undertake unless directed by an Act of Required Debtholders) unless and until it shall have been directed by an Act of Required Debtholders and then only in accordance with the provisions of this Agreement.

(d) Each party to this Agreement acknowledges and agrees that the payment and satisfaction of all of the Parity Lien Obligations will be secured equally and ratably by the Liens established in favor of the Collateral Trustee for the benefit of the Secured Parties.

(e) Notwithstanding anything to the contrary contained in this Agreement, (i) neither the Grantors nor their respective Affiliates may act as Collateral Trustee, (ii) no Person serving as Priority Lien Collateral Agent may also serve as Collateral Trustee and (iii) no Person serving as Parity Lien Representative may also serve as Collateral Trustee, unless such Person serves as Parity Lien Representative for each Series of Parity Lien Debt then outstanding.

SECTION 3.2 Release or Subordination of Liens.

The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:

(a) as directed by an Act of Required Debtholders accompanied by an Officers’ Certificate to the effect that the release or subordination was permitted by each applicable Parity Lien Document;

(b) as required by Article 4;

(c) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction; or

(d) for the subordination of the Liens on the Collateral securing the Parity Lien Obligations to the Liens on the Collateral securing any Priority Lien Obligations to the extent required by the Intercreditor Agreement.

SECTION 3.3 Enforcement of Liens.

If the Collateral Trustee at any time receives written notice from a Parity Lien Representative or the Company stating that a Parity Lien Debt Default entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens under a Parity Lien Security Document has occurred and is continuing, the Collateral Trustee will promptly deliver written notice thereof to each Parity Lien Representative. Thereafter, subject to the provisions of the Intercreditor Agreement, the Collateral Trustee may await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Parity Lien Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders. Unless it has been directed to the contrary by an Act of Required Debtholders, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any applicable Parity Lien Document as it may deem advisable and in the best interest of the holders of Parity Lien Obligations.

SECTION 3.4 Application of Proceeds.

(a) If any Collateral is sold or otherwise realized upon by the Collateral Trustee in connection with any foreclosure, collection or other enforcement of Liens granted to the Collateral Trustee pursuant to the Parity Lien Security Documents, the proceeds received by the Collateral Trustee from such foreclosure, collection or other enforcement will be distributed by the Collateral Trustee in the following order of application:

FIRST, to the payment of all amounts payable under this Agreement on account of the Collateral Trustee’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with, and pursuant to the terms of, any Parity Lien Security Document;

SECOND, to the Notes Trustee and each other Parity Lien Representative (if any) for application to the payment of all outstanding Notes and other Parity Lien Debt and any other Parity Lien Obligations that are then due and payable in such order as may be provided in the applicable Parity Lien Documents in an amount sufficient to pay in full in cash all outstanding Notes and other Parity Lien Debt and all other Parity Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the applicable Parity Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (i) 105% of the aggregate undrawn amount and (ii) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit constituting Parity Lien Debt); and

THIRD, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Company or the applicable Grantor, as the case may be, or its successors or assigns, or as a court of competent jurisdiction may direct.

At any time when the Intercreditor Agreement is in effect, the foregoing order of application shall be in all respects subject to the provisions of the Intercreditor Agreement.

(b) This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, (i) each present and future holder of Parity Lien Obligations, (ii) each present and future Parity Lien Representative, (iii) the Collateral Trustee as holder of Liens pursuant to the Parity Lien Security Documents, (iv) each present and future holder of Priority Lien Debt and (v) solely in the case of clause THIRD above, the Grantors. The Parity Lien Representative of each future Series of Parity Lien Debt will be required to deliver a Collateral Trust Joinder including a Lien Sharing and Priority Confirmation to the Collateral Trustee, the Notes Trustee and each other then existing Parity Lien Representative as provided in Section 3.8 at the time of incurrence of such Series of Parity Lien Debt.

(c) In connection with the application of proceeds pursuant to Section 3.4(a), except as otherwise directed by an Act of Required Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

SECTION 3.5 Powers of the Collateral Trustee.

(a) The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations under the Intercreditor Agreement and the Parity Lien Security Documents and to act as set forth in this Article 3 or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Debtholders.

(b) No Parity Lien Representative or other holder of Parity Lien Obligations will have any liability whatsoever for any act or omission of the Collateral Trustee.

SECTION 3.6 Documents and Communications.

The Collateral Trustee will permit each Parity Lien Representative and each other holder of Parity Lien Obligations upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Parity Lien Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

SECTION 3.7 For Sole and Exclusive Benefit of Secured Parties.

The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estate solely and exclusively for the benefit of the current and future Secured Parties, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

SECTION 3.8 Additional Parity Lien Debt.

(a) The Collateral Trustee will act as trustee hereunder for, and perform its duties and undertakings set forth in this Agreement on behalf of, each holder of Parity Lien Obligations in respect of each Series of Parity Lien Debt outstanding as of the date hereof and each Series of Parity Lien Debt that is issued or incurred after the date hereof (including any refinancing or replacement of a Series of Parity Lien Debt) that:

(i) holds Parity Lien Obligations that are identified as such in accordance with the procedures set forth in Section 3.8(b); and

(ii) signs, through its designated Parity Lien Representative identified pursuant to Section 3.8(b), a Collateral Trust Joinder and delivers the same to the Collateral Trustee prior to or concurrently with the incurrence of such Series of Parity Lien Debt.

(b) The Company will be permitted to incur Indebtedness in respect of a new Series of Parity Lien Debt and to designate as an additional holder of Parity Lien Obligations hereunder the lenders and agents in respect of such Series of Parity Lien Debt and each Person who is, or who becomes, the registered holder of Parity Lien Debt incurred by the Company or any other Grantor after the date of this Agreement, in each case, only to the extent such Indebtedness is designated by the Company in accordance with the following sentence and only to the extent such incurrence is permitted under the terms of the Parity Lien Documents. The Company may only effect such designation by delivering to the Collateral Trustee (with copies to the Priority Lien Collateral Agent (if any), the Notes Trustee and each other previously identified Parity Lien Representative), each of the following:

(i) on or prior to the date on which such additional Parity Lien Debt (the “Additional Parity Lien Debt”) is incurred, an Officers’ Certificate stating that the Company intends to incur such Additional Parity Lien Debt, and certifying that (A) such incurrence is permitted and does not violate or result in any default under the Note Documents or any other then existing Parity Lien Documents (other than any incurrence of Parity Lien Obligations that would simultaneously repay all Parity Lien Obligations under the Parity Lien Documents under which such default would arise), (B) the definitive documentation associated with such Additional Parity Lien Debt contains a written agreement of the holders of such Indebtedness, for the enforceable benefit of all other holders of existing and future Parity Lien Obligations and each existing and future Parity Lien Representative substantially as follows: (x) that all Parity Lien Obligations will be and are secured equally and ratably by all Liens granted to the Collateral Trustee, for the benefit of the Secured Parties, at any time granted by any Grantor to secure any Parity Lien Obligations whether or not upon property otherwise constituting collateral to such Parity Lien Obligations and that all Liens granted pursuant to the Parity Lien Security Documents will be enforceable by the Collateral Trustee for the benefit of all Secured Parties equally and ratably as contemplated by this Agreement, (y) that the holders of Obligations in respect of such Additional Parity Lien Debt are bound by the provisions of, and agree to the terms of, the Intercreditor Agreement and this Agreement, including the provisions relating to the ranking of Liens and the order of application of proceeds from the enforcement of Liens and (z) consenting to and directing the Collateral Trustee to perform its obligations under this Agreement, the Intercreditor Agreement and the Parity Lien Security Documents; provided that such Additional Parity Lien Debt shall not be permitted to also constitute Priority Lien Debt, and (C) the Company and each other Grantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded), or intends to authorize, execute and record (if applicable), in each appropriate governmental office all relevant filings and recordations, if any, necessary to ensure that the Obligations in respect of such Additional Parity Lien Debt are secured by the Collateral to the extent set forth in the Parity Lien Security Documents and in accordance with this Agreement, the Intercreditor Agreement and the Parity Lien Security Documents;

(ii) a written notice specifying the name and address of the Parity Lien Representative for such series of Additional Parity Lien Debt for purposes of Section 7.6; and

(iii) a copy of the executed Collateral Trust Joinder referred to in clause (a) above, executed by the applicable Parity Lien Representative (on behalf of each holder of Obligations in respect of such Additional Parity Lien Debt represented by it).

(c) Although the Company shall be required to deliver a copy of each of the foregoing documents described in clauses (i) through (iii) of Section 3.8(b) to the Priority Lien Collateral Agent (if any), the Notes Trustee and to each other then existing Parity Lien Debt Representative, the failure to so deliver a copy of any such document to the Priority Lien Collateral Agent (if any), the Notes Trustee and such other Parity Lien Debt Representative shall not affect the status of such Additional Parity Lien Debt as Parity Lien Obligations entitled to the benefits of this Agreement, the Intercreditor Agreement and the Parity Lien Security Documents if the other requirements of this Section 3.8 are complied with. The Company shall provide to the Collateral Trustee and the other then existing Parity Lien Representative shall have the right to request from the Company a copy of any legal opinion of counsel (which may be provided by internal counsel to the Company) provided to the holders of Additional Parity Lien Debt or their respective Parity Lien Representatives as to the Additional Parity Lien Debt being secured by a valid and perfected security interest; provided, however, that such legal opinion or opinions need not address any collateral of a type or located in a jurisdiction not previously covered by any legal opinion delivered by or on behalf of the Company. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Company or any other Grantor to incur additional Indebtedness unless otherwise permitted by the terms of all applicable Parity Lien Documents.

No Liens shall be granted in favor of the Collateral Trustee, for the benefit of any Secured Party under any Parity Lien Security Document unless such Lien shall be granted for all Secured Parties under such Parity Lien Security Document.

ARTICLE 4. OBLIGATIONS ENFORCEABLE BY THE COMPANY AND THE OTHER GRANTORS

SECTION 4.1 Release of Liens on Collateral.

(a) The Collateral Trustee’s Liens upon the Collateral will be released:

(i) in whole, upon (A) payment in full and discharge of all outstanding Notes (or upon a Legal Defeasance or Covenant Defeasance of the Notes as set forth under Article 8 of the Indenture or a satisfaction and discharge of the Indenture as set forth under Article 11 of the Indenture) and payment in full and discharge of all other outstanding Parity Lien Debt and all other Parity Lien Obligations that are outstanding, due and payable at the time all of the Notes and such other Parity Lien Debt is paid in full and discharged (or, in the case of the Notes, defeased or discharged in accordance with the Indenture) and (B) termination or expiration of all commitments to extend credit under all Parity Lien Documents and the cancellation or termination or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Documents) of all outstanding letters of credit issued pursuant to any Parity Lien Documents;

(ii) as to any Collateral that is sold, transferred or otherwise disposed of by the Company or any other Grantor to a Person that is not (either before or after such sale, transfer or disposition) another Grantor in a transaction or other circumstance that is permitted by all of the Parity Lien Documents automatically at the time of such sale, transfer or other disposition (but excluding any transaction subject to Section 5.01 of the Indenture where the recipient is required to become the obligor on the Notes or a Guarantor or any similar provision contained in any other Parity Lien Document) to the extent of the interest sold, transferred or otherwise disposed of; provided that, to the extent provided in the Parity Lien Security Documents, the Collateral Trustee’s Liens will attach to the proceeds received in respect of any such sale, transfer or other disposition, subject to the priorities set forth in the Intercreditor Agreement and Section 3.4;

(iii) upon completion of any Asset Sale Offer (as defined in the Indenture) conducted in compliance with Section 4.10 of the Indenture, to the extent any Net Proceeds (as defined in the Indenture) constituted Excess Proceeds (as defined in the Indenture) with respect to such Asset Sale Offer and remain unexpended following the consummation of such Asset Sale Offer;

(iv) as to less than all or substantially all of the Collateral, with respect to any such Collateral, if consent to the release of such Liens of the Collateral Trustee on such Collateral has been given by an Act of Required Debtholders;

(v) as to all or substantially all of the Collateral, with respect to any such Collateral, if (A) consent to the release of such Liens of the Collateral Trustee on such Collateral has been given by the requisite percentage or number of holders of Notes (as certified in writing to the Collateral Trustee by the Notes Trustee, on behalf of the holders of Notes) and the requisite percentage or number of holders of each other Series of Parity Lien Debt outstanding at such time as permitted by, and in accordance with, the applicable Parity Lien Documents (as certified in writing to the Collateral Trustee by the applicable Parity Lien Representative, on behalf of the applicable holders of Parity Lien Debt), and (B) the Company has delivered an Officers’ Certificate to the Collateral Trustee certifying that the conditions described in this clause (v) have been met; or

(vi) if applicable, as and when required in accordance with the Intercreditor Agreement.

(b) The Collateral Trustee agrees for the benefit of the Company and the other Grantors that if in connection with any such release the Collateral Trustee receives:

(i) an Officers’ Certificate stating that (A) the signing officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Parity Lien Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with; and

(ii) the proposed instrument or instruments releasing such Lien as to such property,

then the Collateral Trustee will, in respect of the Collateral so released and at the cost and expense of the Grantors, execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the Company or other applicable Grantor on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 4.1(b) by the Collateral Trustee.

(c) The Collateral Trustee hereby agrees that:

(i) in the case of any release pursuant to Section 4.1(a)(ii), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the Company or other applicable Grantor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and

(ii) at any time when a Parity Lien Debt Default has occurred and is continuing, promptly after the receipt by it of any Act of Required Debtholders pursuant to Section 4.1(a)(iv), the Collateral Trustee will deliver a copy of such Act of Required Debtholders to each Parity Lien Representative.

(d) Each Parity Lien Representative hereby agrees that within one Business Day of the receipt by it of any notice from the Collateral Trustee pursuant to Section 4.1(c)(ii), such Parity Lien Representative will deliver a copy of such notice to each registered holder of the Series of Parity Lien Debt for which it acts as Parity Lien Representative.

SECTION 4.2 Delivery of Copies to Parity Lien Representatives.

The Company will deliver to each Parity Lien Representative a copy of each Officers’ Certificate delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Officers’ Certificate. The Parity Lien Representatives will not be obligated to take notice thereof or to act thereon, subject to Section 4.1(d).

SECTION 4.3 Collateral Trustee not Required to Serve, File, Register or Record.

The Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided, however, that if the Company or any other Grantor shall make a written demand for a termination statement under Section 9-513(c) of the UCC in connection with any release to be effected pursuant to Section 4.1(a), the Collateral Trustee shall comply with the written request of the Company or such other Grantor to comply with the requirements of such UCC provision.

SECTION 4.4 Release of Liens in Respect of Notes.

The Collateral Trustee’s Lien will no longer secure the Notes outstanding under the Indenture or any other Obligations under the Indenture, and the right of the holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Trustee’s Lien on the Collateral will terminate and be discharged:

(a) upon satisfaction and discharge of the Indenture as set forth under Article 11 of the Indenture;

(b) upon a Legal Defeasance or Covenant Defeasance of the Notes as set forth under Article 8 of the Indenture;

(c) upon payment in full and discharge of all Notes outstanding under the Indenture and all Obligations that are outstanding, due and payable under the Indenture at the time the Notes are paid in full and discharged;

(d) in whole or in part, with the consent of the holders of the requisite percentage of Notes in accordance with Article 9 of the Indenture; or

(e) if applicable, as and when required in accordance with the Intercreditor Agreement.

ARTICLE 5. IMMUNITIES OF THE COLLATERAL TRUSTEE

SECTION 5.1 No Implied Duty.

The Collateral Trustee will not have any duties, responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Parity Lien Security Documents to which it is a party. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Parity Lien Security Documents to which it is a party or that may involve it in personal liability.

SECTION 5.2 Appointment of Agents and Advisors.

The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

SECTION 5.3 Other Agreements.

The Collateral Trustee has accepted and is bound by the Parity Lien Security Documents executed by the Collateral Trustee as of the date of this Agreement and, as directed by an Act of Required Debtholders, at the request of the Company or as required under any Parity Lien Document, the Collateral Trustee shall execute additional Parity Lien Security Documents delivered to it after the date of this Agreement; provided, however, that such additional Parity Lien Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee. Nothing contained in this 5.3 shall be deemed to limit the Collateral Trustee’s rights to execute amendments to Parity Lien Security Documents as set forth in Section 7.1 herein. The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Parity Lien Debt (other than this Agreement, the other Parity Lien Security Documents to which it is a party and any such documents executed by the Collateral Trustee).

SECTION 5.4 Solicitation of Instructions.

(a) The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Required Debtholders, an Officers’ Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or any other Parity Lien Security Document.

(b) No written direction given to the Collateral Trustee by an Act of Required Debtholders that in the reasonable judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Parity Lien Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction. The acceptance of such direction may be conditioned upon the delivery to the Collateral Trustee of security or indemnity satisfactory to it against any and all costs, losses, liabilities or expenses that may be incurred by it by reason of taking or continuing to take such direction.

SECTION 5.5 Limitation of Liability.

The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any Parity Lien Security Document, except for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final order not subject to appeal.

SECTION 5.6 Documents in Satisfactory Form.

The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

SECTION 5.7 Entitled to Rely.

The Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company or any other Grantor in compliance with the provisions of this Agreement or delivered to it by any Parity Lien Representative as to the holders of Parity Lien Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Parity Lien Security Documents has been duly authorized to do so. To the extent an Officers’ Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on an Officers’ Certificate or opinion of counsel as to such matter and such Officers’ Certificate or opinion of counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Parity Lien Security Documents.

SECTION 5.8 Parity Lien Debt Default.

The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Parity Lien Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Parity Lien Debt Default unless and until it is directed by an Act of Required Debtholders.

SECTION 5.9 Actions by Collateral Trustee.

As to any matter not expressly provided for by this Agreement or the other Parity Lien Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Required Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant hereto or thereto shall be binding on the Secured Parties.

SECTION 5.10 Security or Indemnity in Favor of the Collateral Trustee.

The Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with pre-funding, security or indemnity reasonably satisfactory to it against any and all cost, loss, liability or expense which may be incurred by it by reason of taking or continuing to take such action.

SECTION 5.11 Rights of the Collateral Trustee.

In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Parity Lien Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Parity Lien Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Parity Lien Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Parity Lien Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Parity Lien Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise (subject to Section 5.10) in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

SECTION 5.12 Limitations on Duty of Collateral Trustee in Respect of Collateral.

(a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, and to account to the Secured Parties and the Grantors for moneys and other property received by it hereunder or under any Parity Lien Document and any other duties expressly set forth in the Parity Lien Documents, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith and with due care.

(b) The Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company or any other Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the present and future Secured Parties concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

SECTION 5.13 Assumption of Rights, Not Assumption of Duties.

Notwithstanding anything to the contrary contained herein:

(i) each of the parties thereto will remain liable under each of the Parity Lien Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed;

(ii) the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Parity Lien Security Documents; and

(iii) the Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than those of the Collateral Trustee.

SECTION 5.14 No Liability for Clean Up of Hazardous Materials.

In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

ARTICLE 6. RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE

SECTION 6.1 Resignation or Removal of Collateral Trustee.

Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:

(a) the Collateral Trustee may resign at any time by giving not less than 45 days’ notice of resignation to each Parity Lien Representative and the Company, provided that such notice period may be waived by each Parity Lien Representative and the Company;

(b) the Collateral Trustee may be removed at any time, with or without cause, by an Act of Required Debtholders; and

(c) the Collateral Trustee shall be removed by the Company concurrently with the incurrence of any Series of Parity Lien Debt or Priority Lien Debt that results in non-compliance with the requirements set forth in Section 6.2(d) by giving notice to the Collateral Trustee and each Parity Lien Representative.

SECTION 6.2 Appointment of Successor Collateral Trustee.

Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Required Debtholders, which must be a corporation organized and doing business under the laws of the United States of America or of any state thereof:

(a) authorized to exercise corporate trustee powers;

(b) subject to supervision or examination by federal or state authorities;

(c) having a combined capital and surplus of at least $100,000,000;

(d) maintaining an office in New York, New York; and

(e) that is not (i) a Grantor or any of its Affiliates, (ii) the Person serving as Priority Lien Collateral Agent or (iii) a Person serving as Parity Lien Representative, unless such Person serves as Parity Lien Representative for each Series of Parity Lien Debt then outstanding.

If no successor Collateral Trustee has been so appointed and accepted such appointment within 60 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Company), at its option, appoint a successor Collateral Trustee, or petition any court of competent jurisdiction for appointment of a successor Collateral Trustee meeting the requirements set forth in the preceding paragraph.

The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.

SECTION 6.3 Succession.

When the Person so appointed as successor Collateral Trustee accepts such appointment:

(a) such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and

(b) the predecessor Collateral Trustee will (at the expense of the Company) promptly transfer all Liens and collateral security and other property of the Trust Estate within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Parity Lien Security Documents or the Trust Estate.

Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.9 and 7.10.

SECTION 6.4 Merger, Conversion or Consolidation of Collateral Trustee.

Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (a) through (d) of Section 6.2.

ARTICLE 7. MISCELLANEOUS PROVISIONS

SECTION 7.1 Amendment.

(a) No amendment or supplement to the provisions of this Agreement or any other Parity Lien Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Debtholders, except that any amendment or supplement that has the effect solely of (i) adding or maintaining Collateral, securing additional Parity Lien Debt or preserving, perfecting or establishing the priority of the Liens thereon or the rights of the Collateral Trustee therein, (ii) curing any ambiguity, defect or inconsistency; (iii) providing for the assumption of the Company’s or any other Grantor’s Obligations under any Parity Lien Security Document in the case of a merger or consolidation or sale of all or substantially all of the assets of the Company or such other Grantor, as applicable; or (iv) making any change that would provide any additional rights or benefits to the holders of Parity Lien Obligations or the Collateral Trustee or that does not adversely affect the legal rights under the Indenture or any other Parity Lien Document of any holder of Parity Lien Obligations or the Collateral Trustee, will, in each case, become effective when executed and delivered by the Company and any other applicable Grantor party thereto and the Collateral Trustee.

(b) No amendment or supplement to the provisions of this Agreement or any other Parity Lien Security Document that:

(i) reduces, impairs or adversely affects the right of any holder of Parity Lien Obligations:

(A) to vote its outstanding Parity Lien Debt as to any matter described as subject to an Act of Required Debtholders or direction by the Required Debtholders,

(B) to share in the order of application described in Section 3.4 in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described in Section 4.1, or

(C) to require that Liens securing Parity Lien Obligations be released only as set forth in the provisions described in Section 4.1, or

(ii) amends the provisions of this clause (b) or the definition of “Act of Required Debtholders” or “Required Debtholders”.

will become effective without the consent of the requisite percentage or number of holders of each Series of Parity Lien Debt so affected under the applicable Parity Lien Documents.

(c) No amendment or supplement to the provisions of this Agreement or any other Parity Lien Security Document that imposes any obligation upon the Collateral Trustee or any Parity Lien Representative or adversely affects the rights of the Collateral Trustee or any Parity Lien Representative, respectively in its individual capacity as such will become effective without the consent of the Collateral Trustee or such Parity Lien Representative, as applicable.

(d) Any amendment or supplement to the provisions of this Agreement or any other Parity Lien Security Document that releases Collateral will be effective only if consent to such release is granted in accordance with the applicable Parity Lien Document for each Series of Parity Lien Debt that is required to consent to the release of the Collateral Trustee’s liens on such Collateral in Section 4.1. Any amendment or supplement that results in the Collateral Trustee’s Liens upon the Collateral no longer securing the Notes and all related Note Obligations under the Indenture may only be effected in accordance with Section 4.4.

(e) The Company may direct the Collateral Trustee to amend, supplement, modify, restate, renew or replace the Intercreditor Agreement, or enter into a new intercreditor agreement in substantially the same form as the Intercreditor Agreement in effect as of the date hereof; provided that the changes made by such amendment, supplement, modification, restatement, renewal, replacement or new intercreditor agreement, taken together with all other changes (whenever and however made) to the Intercreditor Agreement in effect as of the date hereof, are not materially adverse to any holder of Parity Lien Obligations as so certified in an Officers’ Certificate.

(f) The Collateral Trustee will not enter into any amendment or supplement to this Agreement or any other Parity Lien Security Document unless it has received an Officers’ Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Parity Lien Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee will be entitled to receive an opinion of counsel of the Company (which may be provided by internal counsel to the Company) in form reasonably satisfactory to the Collateral Trustee, to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an opinion of counsel of the Company, in form reasonably satisfactory to the Collateral Trustee, addressing customary perfection, and if such additional Collateral consists of equity interests of any Person, priority matters with respect to such additional Collateral (subject to customary qualifications and assumptions). Notwithstanding the foregoing, upon written direction from the Company following the incurrence of Priority Lien Debt at any time when the Intercreditor Agreement is in effect, the Collateral Trustee will execute any amendments and/or supplements to the Parity Lien Security Document necessary to effect the lien subordination contemplated by the Intercreditor Agreement.

SECTION 7.2 Voting.

In connection with any matter under this Agreement requiring a vote of holders of Parity Debt, each Series of Parity Lien Debt will cast its votes in accordance with the Parity Lien Documents governing such Series of Parity Lien Debt and as contemplated by the definition of Required Debtholders hereunder. Following and in accordance with the outcome of the applicable vote under its Parity Lien Documents, the Notes Trustee and each other applicable Parity Lien Representative of each Series of Parity Lien Debt will cast all of its votes as a block in respect of any vote under this Agreement. Any direction in writing delivered to the Collateral Trustee by or with the written consent of the Required Debtholders (a) shall set forth the aggregate amount of Parity Lien Obligations owed by the Grantors to the Secured Parties represented by the Notes Trustee and by each Parity Lien Representative under the applicable Parity Lien Documents, calculated as of the date of determination and in accordance with the definition of Required Debtholders hereunder, and (b) shall be binding upon all of the Secured Parties, unless the matter which is the subject of the applicable vote requires, pursuant to the terms hereof, the consent of all holders of Parity Lien Obligations.

SECTION 7.3 Further Assurances; Insurance.

(a) The Company and each of the other Grantors will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the Secured Parties, duly created and enforceable and perfected Liens upon the Collateral, (including any property or assets that are acquired or otherwise become Collateral after the date hereof), in each case as contemplated by, and with the Lien priority required under, the Parity Lien Documents.

(b) Upon the reasonable request of the Collateral Trustee, the Notes Trustee or any other Parity Lien Representative at any time and from time to time, the Company and each of the other Grantors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Parity Lien Documents for the benefit of the Secured Parties.

(c) The Company and the other Grantors will maintain such other insurance as may be required by the Parity Lien Documents.

(d) Upon the request of the Collateral Trustee, the Company and the other Grantors will furnish to the Collateral Trustee full information as to their property and liability insurance carriers.

(e) Upon the request of the Collateral Trustee, the Company and the other Grantors will permit the Collateral Trustee or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice during regular business hours, to visit their offices and sites and inspect any of the Collateral and to discuss matters relating to the Collateral with their respective officers and independent public accountants. The Company and the other Grantors shall, at any reasonable time and from time to time upon reasonable prior notice during regular business hours, permit the Collateral Trustee or any of its agents or representatives to examine and make copies of and abstracts from the records and books of account of the Company and the other Grantors and their respective subsidiaries, all at the Company’s expense.

SECTION 7.4 Successors and Assigns; Third Party Beneficiaries.

(a) Except as provided in Section 5.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Parity Lien Representative and each present and future holder of Parity Lien Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

(b) Neither the Company nor any other Grantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Company and the other Grantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Parity Lien Representative and each present and future holder of Parity Lien Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

SECTION 7.5 Delay and Waiver.

No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Parity Lien Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 7.6 Notices.

Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Trustee:	Wilmington Trust, National Association
246 Goose Lane, Suite 105
Guilford, CT 06437
Attention: Joseph P. O’Donnell, Vice President
Facsimile: (203) 453-1183

If to the Company or any other Grantor:	c/o Viasystems, Inc.
101 S. Hanley Road, Ste. 400
St. Louis, MO 63105 Attention: Daniel J. Weber
Facsimile: (314) 746-2205

If to the Notes Trustee:	Wilmington Trust, National Association
246 Goose Lane, Suite 105
Guilford, CT 06437
Attention: Joseph P. O’Donnell, Vice President
Facsimile: (203) 453-1183

and if to any other Parity Lien Representative, to its address as designated in the Collateral Trust Joinder to which it is a party, or such address as it may specify by written notice to the parties named above.

All notices and communications will be faxed to the relevant fax number set forth above or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

SECTION 7.7 Notice Following Discharge of Parity Lien Obligations.

Promptly following the Discharge of Parity Lien Obligations with respect to one or more Series of Parity Lien Debt, each Parity Lien Representative with respect to each applicable Series of Parity Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee and to each other Parity Lien Representative.

SECTION 7.8 Entire Agreement.

This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

SECTION 7.9 Compensation; Expenses.

The Company and the other Grantors jointly and severally agree to pay, promptly upon written demand:

(a) such compensation to the Collateral Trustee and its agents as the Company and the Collateral Trustee may agree in writing from time to time;

(b) all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Trustee and its agents in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Parity Lien Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;

(c) all reasonable and documented fees, expenses and disbursements of outside legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Trustee incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Parity Lien Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by the Company or any other Grantor;

(d) all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Trustee’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees and (if applicable) title insurance premiums;

(e) all other reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Parity Lien Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and

(f) after the occurrence of any Parity Lien Debt Default, all reasonable and documented costs and expenses incurred by the Collateral Trustee, its agents and any Parity Lien Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Parity Lien Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Parity Lien Obligations or the proof, protection, administration or resolution of any claim based upon the Parity Lien Obligations in any Insolvency or Liquidation Proceeding, including all reasonable fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee, its agents or the Parity Lien Representatives.

The agreements in this Section 7.9 will survive repayment of all other Parity Lien Obligations and the removal or resignation of the Collateral Trustee.

SECTION 7.10 Indemnity.

(a) The Company and the other Grantors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Trustee, each Parity Lien Representative, each other Secured Party and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided that no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b) All amounts due under this Section 7.10 will be payable within five Business Days of written demand therefor.

(c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.10(a) may be unenforceable in whole or in part because they violate any law or public policy, the Company and each of the other Grantors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(d) Neither the Company nor any other Grantor will assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Parity Lien Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and the Company and each of the other Grantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e) The agreements in this Section 7.10 will survive repayment of all other Parity Lien Obligations and the removal or resignation of the Collateral Trustee.

SECTION 7.11 Severability.

If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

SECTION 7.12 Headings.

Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

SECTION 7.13 Obligations Secured.

All obligations of the Company and the other Grantors set forth in or arising under this Agreement will be Parity Lien Obligations and are secured by all Liens granted by the Parity Lien Security Documents.

SECTION 7.14 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW).

SECTION 7.15 Consent to Jurisdiction.

All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Parity Lien Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, the Company and each other Grantor, for itself and in connection with its properties, irrevocably:

(a) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

(b) waives any defense of forum non conveniens;

(c) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.6;

(d) agrees that service as provided in clause (c) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(e) agrees that each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

SECTION 7.16 Waiver of Jury Trial.

Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Parity Lien Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Parity Lien Security Documents. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Parity Lien Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 7.16 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Parity Lien Security Documents or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 7.17 Counterparts; Electronic Signatures.

This Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument. The parties hereto may sign this Agreement and any Collateral Trust Joinder and transmit the executed copy by electronic means, including facsimile or non-editable .pdf files. The electronic copy of the executed Agreement and any Collateral Trust Joinder is and shall be deemed an original signature.

SECTION 7.18 Effectiveness.

This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

SECTION 7.19 Additional Grantors.

The Company represents and warrants that each Person who is a Grantor on the date hereof has duly executed this Agreement. The Company will cause each subsidiary that hereafter becomes a Grantor or is required by any Parity Lien Document (each, an “Additional Grantor”) to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such subsidiary to execute and deliver to the Collateral Trustee a Collateral Trust Joinder, whereupon such subsidiary will be bound by the terms of this Agreement to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Company shall promptly provide each Parity Lien Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.19; provided, however, that the failure to so deliver a copy of the Collateral Trust Joinder to any then existing Parity Lien Representative shall not affect the inclusion of such Person as a Grantor if the other requirements of this Section 7.19 are complied with.

SECTION 7.20 Insolvency.

This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against the Company or any other Grantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

SECTION 7.21 Continuing Nature of this Agreement.

This Agreement will be reinstated if at any time any payment or distribution in respect of any of the Priority Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any holder of Priority Lien Obligations or Priority Lien Collateral Agent or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the Priority Lien Obligations is recovered from any holder of Priority Lien Obligations or any Priority Lien Collateral Agent in an Insolvency or Liquidation Proceeding or otherwise, such payment or distribution received by any holder of Parity Lien Obligations or Parity Lien Representative with respect to the Parity Lien Obligations from the proceeds of any Collateral or any title insurance policy required by any real property mortgage at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, that Parity Lien Representative or that holder of a Parity Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Priority Lien Obligations, to be applied in accordance with the applicable provisions of the Intercreditor Agreement. Until so delivered, such proceeds will be held by that Parity Lien Representative or that holder of a Parity Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations.

SECTION 7.22 Rights and Immunities of Parity Lien Representatives.

The Notes Trustee will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indenture, and any future Parity Lien Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Parity Lien Debt with respect to which such Person is acting or will act as representative, in each case as if specifically set forth herein. In no event will the Notes Trustee or any other Parity Lien Representative be liable for any act or omission on the part of the Company or any other Grantor or the Collateral Trustee hereunder.

[Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives as of the day and year first above written.

VIASYSTEMS, INC.

By:	/s/ Daniel J. Weber
Name:	Daniel J. Weber
Title:	Vice President, General Counsel and Secretary

VIASYSTEMS INTERNATIONAL, INC.

By:	/s/ Daniel J. Weber
Name:	Daniel J. Weber
Title:	Vice President, General Counsel and Secretary

VIASYSTEMS TECHNOLOGIES CORP., L.L.C.

By:	/s/ Daniel J. Weber
Name:	Daniel J. Weber
Title:	Vice President, General Counsel and Secretary

VIASYSTEMS CORPORATION (formerly known
as Merix Corporation)

By:	/s/ Daniel J. Weber
Name:	Daniel J. Weber
Title:	Vice President and Secretary

MERIX ASIA, INC.

By:	/s/ Daniel J. Weber
Name:	Daniel J. Weber
Title:	Secretary

Collateral Trust Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee under the Indenture

By:	/s/ Timothy P. Mowdy
Name:	Timothy P. Mowdy
Title:	VP

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee

By:	/s/ Timothy P. Mowdy
Name:	Timothy P. Mowdy
Title:	VP

Collateral Trust Agreement

EXHIBIT A

to Collateral Trust Agreement

FORM OF

COLLATERAL TRUST JOINDER – ADDITIONAL PARITY LIEN OBLIGATIONS

Reference is made to the Collateral Trust Agreement, dated as of April 30, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”), among Viasystems, Inc. a Delaware corporation, the other Grantors party thereto, Wilmington Trust, National Association, as Notes Trustee, Wilmington Trust, National Association, as Collateral Trustee, and each other Person party thereto from time to time. Terms defined in the Collateral Trust Agreement and not otherwise defined herein are as defined in the Collateral Trust Agreement.

This Collateral Trust Joinder, dated as of             , 20            (this “Collateral Trust Joinder”), is being delivered pursuant to [OPTION 1: Section 3.8 of the Collateral Trust Agreement as a condition precedent to the incurrence of the Indebtedness for which the undersigned is acting as agent] [OPTION 2: the Collateral Trust Agreement as a condition precedent to the [[Banking Product][Hedging] Obligations described below] being entitled to the benefits of being Parity Lien Obligations under the Collateral Trust Agreement.

1. Joinder. The undersigned,             , a             , (the “New Representative”) as [trustee, administrative agent, counterparty, provider] under that certain [OPTION 1: [describe new Parity Lien Debt facility] (the “New Parity Lien Facility”)] [OPTION 2: [describe new Banking Product Obligations or Hedging Obligations] (the “New [Banking Product][Hedging] Obligations”)] hereby agrees to become party as [a Parity Lien Representative and] a Secured Party under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms, conditions and provisions of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

[2. Designation. The Company and the New Representative hereby designate the New [Banking Product][Hedging] Obligations described on Schedule 1 to be “Parity Lien Obligations” and hereby represent and warrant to the Collateral Trustee that such New [Banking Product][Hedging] Obligations satisfy all the requirements under the Collateral Trust Agreement and the other Parity Lien Documents to be so designated.]

3. Lien Sharing and Priority Confirmation. The undersigned New Representative[, on behalf of itself and each holder of obligations in respect of the New Parity Lien Facility (together with the New Representative, the “New Secured Parties”),] hereby agrees, for the enforceable benefit of each existing and future Parity Lien Representative, each existing and future Collateral Trustee and each existing and future Secured Party, and as a condition to being treated as Parity Lien Obligations under the Collateral Trust Agreement that:

(a) all Parity Lien Obligations will be and are secured equally and ratably by all Liens granted to the Collateral Trustee, for the benefit of the Secured Parties, which are at any time granted by any Grantor to secure any Parity Lien

Exhibit A-1

Obligations whether or not upon property otherwise constituting collateral for such [New Parity Lien Facility] [New [Banking Product][Hedging] Obligations], and that all Liens granted pursuant to the Parity Lien Security Documents will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably as contemplated by the Collateral Trust Agreement;

(b) the New Representative [and each other New Secured Party] is bound by the terms, conditions and provisions of the Collateral Trust Agreement, the Intercreditor Agreement (if applicable) and the Parity Lien Security Documents, including, without limitation, the provisions relating to the ranking of Liens and the order of application of proceeds from the enforcement of Liens; and

(c) the New Representative shall perform its obligations under the Collateral Trust Agreement, the Intercreditor Agreement (if applicable) and the Parity Lien Security Documents.

4. Appointment of Collateral Trustee. The New Representative[, on behalf of itself and the New Secured Parties,] hereby (a) irrevocably appoints Wilmington Trust, National Association as Collateral Trustee for purposes of the Collateral Trust Agreement, the Intercreditor Agreement (if applicable) and the Parity Lien Security Documents, (b) irrevocably authorizes the Collateral Trustee to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Trustee in the Collateral Trust Agreement, the Intercreditor Agreement (if applicable) and the Parity Lien Security Documents, together with such actions and powers as are reasonably incidental thereto, and authorizes the Collateral Trustee to execute any Parity Lien Security Document on behalf of all Secured Parties and to take such other actions to maintain and preserve the security interests granted pursuant to any Parity Lien Security Document, and (c) acknowledges that it has received and reviewed the Collateral Trust Agreement, the Intercreditor Agreement (if applicable) and the Parity Lien Security Documents and agrees to be bound by the terms thereof. The New Representative[, on behalf of the New Secured Parties,] and the Collateral Trustee, on behalf of the existing Secured Parties, each hereby acknowledges and agrees that the Collateral Trustee in its capacity as such shall be agent on behalf of the New Representative and on behalf of all other Secured Parties [(including the New Secured Parties)].

5. Consent. The New Representative[, on behalf of itself and the New Secured Parties,] consents to and directs the Collateral Trustee to perform its obligations under the Collateral Trust Agreement, the Intercreditor Agreement (if applicable) and the Parity Lien Security Documents.

[6. Authority as Agent. The New Representative represents, warrants and acknowledges that it has the authority to bind each of the New Secured Parties to the Collateral Trust Agreement and the Intercreditor Agreement (if applicable) and such New Secured Parties are hereby bound by the terms, conditions and provisions of the Collateral Trust Agreement and the Intercreditor Agreement (if applicable), including, without limitation, the provisions relating to the ranking of Liens and the order of application of proceeds from the enforcement of Liens.]

Exhibit A-2

[7. Parity Lien Representative. The Parity Lien Representative in respect of the New Parity Lien Facility is [insert name of New Representative]. The address of the Parity Lien Representative in respect of the New Parity Lien Facility for purposes of all notices and other communications hereunder and under the Collateral Trust Agreement and the Intercreditor Agreement (if applicable) is             ,             , Attention of             (Facsimile No.             , electronic mail address:             ).]

[8. Officers’ Certificate. Each of the Grantors hereby certifies that the Grantors have previously delivered the Officers’ Certificate contemplated by Section 3.8(b)(i) of the Collateral Trust Agreement and all other information, evidence and documentation required by Section 3.8 of the Collateral Trust Agreement, in each case in accordance with the terms of the Collateral Trust Agreement.]

9. Reaffirmation of Security Interest. By acknowledging and agreeing to this Collateral Trust Joinder, each of the Grantors hereby (a) confirms and reaffirms the security interests pledged and granted pursuant to the Parity Lien Security Documents and grants a security interest in all of its right, title and interest in the Collateral (as defined in the applicable Parity Lien Security Documents), whether now owned or hereafter acquired to secure the Parity Lien Obligations, and agrees that such pledges and grants of security interests shall continue to be in full force and effect, (b) confirms and reaffirms all of its obligations under its guarantees pursuant to the applicable Parity Lien Documents and agrees that such guarantees shall continue to be in full force and effect, and (c) authorizes the filing of any financing statements describing the Collateral (as defined in the applicable Parity Lien Security Documents) in the same manner as described in the applicable Parity Lien Security Documents or in any other manner as the Collateral Trustee may determine is necessary, advisable or prudent to ensure the perfection of the security interests in the Collateral (as defined in the applicable Parity Lien Security Documents) granted to the Collateral Trustee hereunder or under the applicable Parity Lien Security Documents.

10. Counterparts. This Collateral Trust Joinder may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

11. Governing Law. THIS COLLATERAL TRUST JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12. Miscellaneous. The provisions of Article 7 of the Collateral Trust Agreement shall apply with like effect to this Collateral Trust Joinder.

[Signature Pages Follow]

Exhibit A-3

IN WITNESS WHEREOF, the New Representative has caused this Collateral Trust Joinder to be duly executed by its authorized representative, and each Grantor party hereto have caused the same to be accepted by their respective authorized representatives, as of the day and year first above written.

[NEW REPRESENTATIVE]

By:
Name:
Title:

Exhibit A-4

Acknowledged and agreed:

VIASYSTEMS, INC.

By:
Name:
Title:

VIASYSTEMS INTERNATIONAL, INC.

By:
Name:
Title:

VIASYSTEMS TECHNOLOGIES CORP., L.L.C.

By:
Name:
Title:

VIASYSTEMS CORPORATION (formerly known as Merix Corporation)

By:
Name:
Title:

MERIX ASIA, INC.

By:
Name:
Title:

Exhibit A-5

The Collateral Trustee acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee with respect to the [New Parity Lien Facility] [New [Banking Product][Hedging] Obligations] in accordance with the terms of the Collateral Trust Agreement, the Intercreditor Agreement and the Parity Lien Security Documents.

Dated:                         , 20

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:	Timothy P. Mowdy
Title:	VP

Exhibit A-6

EXHIBIT B

to Collateral Trust Agreement

FORM OF

COLLATERAL TRUST JOINDER – ADDITIONAL GRANTOR

Reference is made to the Collateral Trust Agreement, dated as of April 30, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”), among Viasystems, Inc. a Delaware corporation, the other Grantors party thereto, Wilmington Trust, National Association, as Notes Trustee, Wilmington Trust, National Association, as Collateral Trustee, and each other Person party thereto from time to time. Terms defined in the Collateral Trust Agreement and not otherwise defined herein are as defined in the Collateral Trust Agreement.

This Collateral Trust Joinder, dated as of             , 20            (this “Collateral Trust Joinder”), is being delivered pursuant to Section 7.19 of the Collateral Trust Agreement.

The undersigned,             , a             (the “Additional Grantor”) hereby agrees to become a party to the Collateral Trust Agreement as a Grantor thereunder, for all purposes thereof on the terms set forth therein, and to be bound by all of the terms and provisions of the Collateral Trust Agreement as fully as if the Additional Grantor had executed and delivered the Collateral Trust Agreement as of the date thereof.

This Collateral Trust Joinder may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

This Collateral Trust Joinder shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Pages Follow]

Exhibit B-1

IN WITNESS WHEREOF, the Additional Grantor has caused this Collateral Trust Joinder to be duly executed by its authorized representative as of the day and year first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Exhibit B-2

The Collateral Trustee acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee with respect to the Collateral pledged by the Additional Grantor, as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:	Timothy P. Mowdy
Title:	VP

Exhibit B-3